                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           OCEANFIRST FINANCIAL CORP
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:



Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[LOGO]


                          OceanFirst Financial Corp.
                               975 Hooper Avenue
                      Toms River, New Jersey  08754-2009
                                 (732)240-4500

                                                                  March 16, 2001

Fellow Shareholders:

     You are cordially invited to attend the 2001 annual meeting of shareholders (the "Annual Meeting") of OceanFirst Financial Corp., (the "Company"), the holding company for OceanFirst Bank, (the "Bank"), Toms River, New Jersey, which will be held on April 19, 2001 at 10:00 a.m. at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant,
New Jersey.

    The attached Notice of the Annual Meeting and the Proxy Statement describe the business to be transacted at the Annual Meeting. Directors and officers of the Company as well as a representative of KPMG LLP, the Company's independent auditors, will be present at the Annual Meeting to respond to any questions that our shareholders may have regarding the business to be transacted.

     The Board of Directors of OceanFirst Financial Corp. has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1, and "FOR" Proposal 2, the ratification of the appointment of auditors.

     Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.

                                        Sincerely yours,


                                        /s/ John R. Garbarino
                                        ----------------------------------
                                        John R. Garbarino
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                          OceanFirst Financial Corp.
                               975 Hooper Avenue
                      Toms River, New Jersey  08754-2009

                      ----------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on April 19, 2001

                      ----------------------------------


     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of OceanFirst Financial Corp., (the "Company"), the holding company for OceanFirst Bank, (the "Bank"), will be held on April 19, 2001 at 10:00 a.m., at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey.

     The purpose of the Annual Meeting is to consider and vote upon the following matters:

     1.   The election of three directors to a three-year term of office;

     2. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

     3. Such other matters as may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     The Board of Directors has established March 5, 2001, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on such record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey 08754-2009, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                                       By Order of the Board of Directors

                                       /s/ John K. Kelly

                                       John K. Kelly
                                       Corporate Secretary

Toms River, New Jersey
March 16, 2001

                          OceanFirst Financial Corp.

                           _________________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 19, 2001
                           _________________________


Solicitation and Voting of Proxies

     This Proxy Statement is being furnished to shareholders of OceanFirst Financial Corp., (the "Company") in connection with the solicitation by the Board of Directors (the "Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on April 19, 2001, at 10:00 a.m., at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, and at any adjournments thereof. The 2000 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended December 31, 2000, accompanies this Proxy Statement, which is first being mailed to record holders on or about March 16, 2001.

     Regardless of the number of shares of common stock owned, it is important that record holders of a majority of the shares be represented by proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director named in this Proxy Statement, and "FOR" the ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

     Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Corporate Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of management will be borne by the Company. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company and its subsidiary, OceanFirst Bank, (the "Bank"), without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting, except as described below.

     The close of business on March 5, 2001, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 10,806,681 shares.

     As provided in the Company's Certificate of Incorporation, for quorum purposes, record holders of Common Stock that is beneficially owned either directly or indirectly by a person beneficially owning in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit and are not treated as outstanding for voting purposes.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Certificate of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the ratification of KPMG LLP as independent auditors of the Company set forth in Proposal 2 and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a shareholder may: (i) vote "FOR" the item; (ii) vote "AGAINST" the item, or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to (a) broker non-votes, or (b) proxies marked "ABSTAIN" as to that matter.

     Proxies solicited hereby are to be returned to the Company's transfer agent, American Stock Transfer & Trust Company ("ASTT"). The Board of Directors has designated ASTT to act as inspector of election and tabulate the votes at the Annual Meeting. ASTT is not otherwise employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on the Record Date or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of the Record Date.

                                                                          Amount and
                                                                          Nature of
                                    Name and Address                      Beneficial           Percent of
  Title of Class                   of Beneficial Owner                    Ownership               Class
-------------------   ------------------------------------------------   ----------------    ---------------
Common Stock          OceanFirst Bank,                                      1,710,894 (1)              15.8%
                      Employee Stock Ownership Plan ("ESOP")
                      975 Hooper Avenue
                      Toms River, New Jersey 08754-2009

Common Stock          OceanFirst Foundation
                      975 Hooper Avenue                                     1,100,342 (2)              10.2%
                      Toms River, New Jersey 08754-2009

Common Stock          Neuberger Berman LLC                                  1,039,990 (3)               9.6%
                      605 Third Avenue
                      New York, New York 10158

Common Stock          Dimensional Fund Advisors, Inc.                         665,800 (4)               6.2%
                      1299 Ocean Avenue
                      Santa Monica, California 90401

______________________

(1) The Human Resources/Compensation Committee (as defined herein) administers the ESOP. The trustee for the ESOP must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 5, 2001, 593,103 shares had been allocated under the ESOP and 1,117,791 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
(2) OceanFirst Foundation, (the "Foundation") was established and funded by the Company in connection with the Bank's conversion from mutual to stock form of organization (the "Conversion,") with an amount of the Company's Common Stock equal to 7.4% of the total amount of Common Stock issued in the Conversion. The Foundation is a Delaware non-stock corporation and is dedicated to charitable purposes within Ocean County, New Jersey and its neighboring communities. The Foundation is governed by a board of directors comprised of 18 members, nine of whom are civic or community leaders in the Bank's local community who are not affiliated with the Company or the Bank, or their officers, directors and employees. The remaining nine members of the Foundation's board of directors are directors of the Company and the B Pursuant to the terms of the contribution of Common Stock, as mandated by the Office of Thrift Supervision, all shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company.
(3)  Based upon SEC Form 13G filed by Neuberger Berman LLC on February 2, 2001.
(4)  Based upon SEC Form 13G filed by Dimensional Fund Advisors Inc. on
     February 6, 2001.

                PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                       PROPOSAL I. ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine (9) directors and is divided into three classes. Each of the nine members of the Board of Directors also presently serves as a director of the Bank. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

     The three nominees proposed for election at the Annual Meeting are Donald
E. McLaughlin, CPA, James T. Snyder and John E. Walsh. No person being nominated as director is being proposed for election pursuant to any agreement or understanding between either of them and the Company.

     In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card will be voted "FOR" the election of all nominees proposed by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

Information with Respect to Nominees, Continuing Directors and Executive
Officers

     The following table sets forth, as of the Record Date, the names of nominees and continuing directors and executive officers, their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their terms (or, in the case of nominees, their proposed terms) as director of the Company expire. This table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each director and executive officer and all directors and executive officers as a group as of the Record Date.

                                                                          Expiration      Amount and Nature      Ownership as
   Name and Principal Occupation at                         Director      of Term as        of Beneficial        a Percent of
   Present and for Past Five Years               Age        Since(1)       Director         Ownership(2)          Class(3)
---------------------------------------          ---        --------      ----------      -----------------      ------------
Donald E. McLaughlin, CPA                         53          1985           2001            82,007 (4)(5)             .70%
   Partner, Hutchins, Laezza, Farrell &
   Allison, PA, a public accounting
   firm.

James T. Snyder                                   66          1991           2001            92,937 (4)(5)             .79%
   Retired, Former 50% owner of
   Wallach's Inc., a New Jersey
   retail company.

John E. Walsh, P.E., President,                   47          2000           2001             2,016 (4)(5)             .02%
   Bay Pointe Engineering
   Associates, Inc., an engineering
   firm.

CONTINUING DIRECTORS

Thomas F. Curtin                                 69          1991           2002            95,440 (4)(5)             .81%
  Partner, The Foristall
  Company, Inc. an investor
  relations firm.

John R. Garbarino                                 51          1984           2002           512,549 (6)(7)(8)         4.35%
  Chairman of the Board
  President and Chief Executive
  Officer of the Company and the Bank.

Frederick E. Schlosser                            79          1968           2002            96,941 (4)(5)             .82%
  Retired, former Vice President
  for Steinbach's department stores.

Carl Feltz, Jr.                                   62          1990           2003            74,337 (4)(5)             .63%
  Partner, Feltz & Frizzell
  Architects, LLC, architects.

Robert E. Knemoller                               71          1982           2003            84,641 (4)(5)             .72%
  Retired, former Executive
  Officer of the Bank.

Diane F. Rhine, Partner                           51          1997           2003            65,798 (4)(5)             .56%
  Citta & Rhine, L.L.C., realtors.

                                                                      Expiration of    Amount and Nature    Ownership as a
        Name and Principal Occupation                     Director       Term as         of Beneficial        Percent of
     at Present and for Past Five Years           Age     Since(1)       Director         Ownership(2)         Class(3)
-----------------------------------------       ------    ---------   -------------    -----------------    --------------
EXECUTIVE OFFICERS
(who are not also directors)

Karl E. Reinheimer                                53         --             --           150,526 (6)(7)(8)           1.28%
   Executive Vice President and
   Chief Operating Officer of
   the Bank.

Michael J. Fitzpatrick                            45         --             --           191,676 (6)(7)(8)           1.63%
   Executive Vice President and
   Chief Financial Officer of the
   Company and Bank.

Robert M. Pardes                                  42         --             --             3,000 (6)(7)               .03%
   Executive Vice President of the Bank

John K. Kelly                                     51         --             --           101,332 (6)(7)(8)            .86%
   Senior Vice President and
   Corporate Secretary of the
   Company. Senior Vice President
   and General Counsel of the Bank.

All directors and executive officers as a
group (13) persons)...........................    --         --             --         1,553,200 (9)                13.18%

---------------------
(1)  Includes years of service as a director of the Bank.
(2) Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.
(3) For purposes of calculating the ownership as a percent of shares outstanding as of the Record Date all options currently exercisable or exercisable within 60 days of March 5, 2001, have been added to the outstanding number of shares of Common Stock.
(4) Includes 5,750 unvested shares awarded to each outside director, under the OceanFirst Financial Corp. Amended and Restated 1997 Incentive Plan (the "Incentive Plan") other than Ms. Rhine, whose unvested shares equal 1,438 and Mr. Walsh, whose unvested shares equal 500. Awards to the directors under the Incentive Plan began vesting at a rate of 20% per year commencing on February 4, 1998, except for Ms. Rhine whose awards began vesting on February 19, 1998 and Mr. Walsh, whose awards began vesting February 4, 2001; provided, however, that 50% of the final annual installment for all directors will vest on February 4, 2002 only if the performance criteria established annually by the Compensation Committee is satisfied. Each participant has voting power as to the shares awarded.
(5) Excludes 13,421 options granted to each outside director, except for Mr. Walsh, under the Incentive Plan which have not yet vested. Options granted pursuant to the Incentive Plan became exercisable at a rate of 20% per year commencing on February 4, 1998, except for Ms. Rhine whose options became exercisable at a rate of 20% per year commencing February 19, 1998. Excludes 26,840 unvested options granted to Mr. Walsh which will become exercisable at the rate of 50% per year on August 8, 2001 and August 8, 2002. Includes 53,683 options vested to each outside director under the Incentive Plan's vesting schedule, but which have not yet been exercised, except for Mr. Curtin who has 49,683 vested options as of the record date which have not yet been exercised and Mr. Walsh who has no vested options as of the record date.
(6)  Includes 33,552, 4,028, 10,736, 2,000, and 6,712 shares awarded to Messrs.
     Garbarino, Reinheimer, Fitzpatrick, Pardes and Kelly, respectively, under the Incentive Plan, which have not yet vested. Except for Mr. Pardes, awards to officers under the Incentive Plan began vesting at a rate of 20% per year beginning on February 4, 1998. On August 18, 2000 Mr. Pardes was awarded 3,000 shares. The awards to Mr. Pardes vest at a rate of 1,000 shares per year, commencing February 4, 2001. Fifty percent of the remaining installments for all officers will only vest if certain performance criteria established annually by the Compensation Committee under the Incentive Plan is satisfied. Each participant has voting power as to the shares awarded.
(7)  Excludes 80,526, 30,197, 30,197, 24,000 and 10,066 options granted to
     Messrs. Garbarino, Reinheimer, Fitzpatrick, Pardes and Kelly, respectively, which have not yet vested and will not have become vested within 60 days of March 5, 2001. Except for Mr. Pardes, options granted pursuant to the Incentive Plan became exercisable at a rate of 20% per year commencing on February 4, 1998. Mr. Pardes options were granted on August 18, 2000, and vest over a three year period commencing on August 18, 2001. See "Executive Compensation - Incentive Plan." Includes 322,103, 120,789, 120,789 and 40,262 options vested to Messrs. Garbarino, Reinheimer, Fitzpatrick and Kelly, respectively, under the Incentive Plan's vesting schedule, but which have not yet been exercised.
(8) Includes 16,898, 9,556, 17,203 and 14,583 shares held in trust pursuant to the ESOP which have been allocated to Messrs. Garbarino, Reinheimer, Fitzpatrick and Kelly, respectively, as of December 31, 2000. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(9) Includes a total of 458,868 shares awarded under the Incentive Plan and excludes 295,773 options granted under the Incentive Plan which are not currently exercisable.

Meetings of the Board of Directors and Committees of the Board of Directors

     The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of the Board's committees. The Board of Directors of the Company generally meets on a regularly scheduled basis and as needed. During 2000, the Board of Directors of the Company held ten meetings. All directors attended at least 75% of meetings. The Board of Directors of the Company maintains committees, the nature and composition of which are described below.

     Audit Committee. The Audit Committee of the Company and the Bank consists of Messrs. McLaughlin, CPA (Chairman), Knemoller and Schlosser. This committee generally meets on a quarterly basis and is responsible for the review of the audit and loan review reports and management actions regarding the implementation of audit findings. The Bank's Internal Auditor and Loan Review Officer report to this committee, and the committee also maintains a liaison with outside auditors and reviews the adequacy of internal controls. The Audit Committee of the Company and the Bank met four times in 2000. See "Report of the Audit Committee".

     Nominating Committee. The Company's Nominating Committee for the 2001 Annual Meeting consists of Ms. Diane F. Rhine (Chairperson), Messrs. Feltz and Knemoller. The committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Certificate of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws and by the Exchange Act. See "Additional Information - Notice of Business to be Conducted at an Annual Meeting." The Nominating Committee met twice in 2000.

     Human Resources/Compensation Committee. The Human Resources/Compensation Committee of the Company and the Bank (the "Compensation Committee") consists of Messrs. Curtin (Chairman) and Schlosser and Ms. Rhine. The Compensation Committee meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. See "Executive Compensation -Compensation Committee Report on Executive Compensation." The Compensation Committee met three times in 2000.

Report of the Audit Committee

     The Audit Committee of the Board of Directors is responsible for assisting the Board in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee is comprised of three directors, each of whom is independent under the

Nasdaq's listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Appendix A.

     The Audit Committee reviewed and discussed the annual financial statements with management and independent accountants. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the accountants concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the accountants the contents of such materials, the accountant's independence and additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                              The Audit Committee

                      Donald E. McLaughlin, CPA, Chairman
                  Robert E. Knemoller Frederick E. Schlosser


Directors' Compensation

     Directors' Fees. Currently, all outside directors of the Bank and the Company receive an annual retainer of $15,000 for service on the Bank's Board and $5,000 for service on the Company's Board. All fees are paid to directors quarterly. Outside directors of the Bank also receive a fee of $900 for each regular board meeting attended and $300 for each committee meeting attended; however, committee chairmen receive $500 per committee meeting attended. The Bank's directors are also provided with medical and dental insurance for which they contribute part of the cost of coverage.

     Deferred Compensation Plan for Directors. The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the "Benefit Age"). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the "Stable Fund" investment option in the Bank's qualified 401(k) plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

     Incentive Plan. Under the Amended and Restated 1997 Incentive Plan (the "Incentive Plan") maintained by the Company, which was originally adopted by the Board and approved by stockholders on February 4, 1997 and has been subsequently amended and restated, each director who is not an officer or employee of the Company or Bank, other than Diane F. Rhine and John E. Walsh, who were not directors at the time of the original grant, received non-statutory options to purchase 67,104 shares of common stock at an exercise price of $14.41, which was the fair market value of the shares on the date of grant (February 4, 1997) as defined under the Incentive Plan and an award of 28,758 shares of Common Stock. Ms. Rhine received non-statutory options to purchase 67,104 shares of Common Stock at an exercise price of $15.00, which was the fair market value on the date of grant (February 19, 1997) and an award of 7,190 shares of Common Stock. Mr. Walsh received non-statutory options to purchase 26,840 shares of Common Stock at an exercise price of $18.94, which was the fair market value of shares on the date of grant (August 8, 2000) and an award of 1,000 shares of Common Stock. Stock options granted under the Incentive Plan vest over a five year period at a rate of 20% each year commencing one year from the date of grant except that the stock options granted to Mr. Walsh vest over a two year period at a rate of 50% each year commencing on August 8, 2001. Except for Mr. Walsh, stock awards granted under the Incentive Plan vest over a five year period, at a rate of 20% each year commencing one year from the date of grant. Mr. Walsh's stock awards vest over a two year period at a rate of 50% each year commencing on February 4, 2001. Fifty percent of the final installment for all directors will vest on February 4, 2002 only if certain performance criteria established by the Compensation Committee and applicable to all Directors is satisfied and independently verified. For the vesting period ended February 4, 2001, the performance criteria established by the Compensation Committee required that the Company's adjusted diluted earnings per share for fiscal 2000 increase by at least 15% over the adjusted diluted earnings per share achieved by the Company for fiscal 1999. For the year ended December 31, 2000 the Company attained the required earnings per share growth specified by the Compensation Committee and, therefore, all eligible shares vested on February 4, 2001. The performance criteria established by the Compensation Committee for all shares due to vest in year 2002 requires that the Company's adjusted diluted earnings per share for fiscal 2001 must increase by at least 15% over the diluted earnings per share achieved by the Company for fiscal 2000. Diluted earnings per share for 2001 will be adjusted upwards or downwards to exclude the year over year difference in the expense relating to the Fair Market Value of ESOP shares. Additionally, diluted earnings per share for 2001 will be adjusted to exclude significant nonrecurring income or expense items as determined by the Compensation Committee. Failure to achieve this performance criteria will result in 50% of the year 2002 annual installment not vesting. When share awards vest and are distributed, the recipients will also receive an amount equal to accumulated cash and stock dividends (if any) with respect thereto, plus earnings thereon. All options and awards will immediately vest upon death or disability or upon a change in control. All options granted under the Incentive Plan expire 10 years following the date of grant.

Executive Compensation

     The report of the Compensation Committee, the report of the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Compensation Committee Report on Executive Compensation. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer ("CEO") and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

     Compensation Policies. The Compensation Committee is responsible for administering the compensation and benefit program for the Company's and the Bank's employees, including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer (other than for the CEO) along with the rationale for such recommendations. The Committee also approves the compensation for the CEO, who does not participate in the Committee's decision as to his compensation package. In establishing compensation levels, the Committee considers the Company's overall objectives and performance, peer group comparisons and individual performance.

     The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive executives; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) providing motivation for the executive officers to enhance shareholder value by linking their compensation to the performance of the Company's Common Stock.

     The Company's compensation program for executive officers consists of (1) a base salary; (2) a performance-based annual bonus; and (3) periodic grants of stock awards and stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(k) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank maintains a Supplemental Executive Retirement Plan for executive officers. See "Supplemental Executive Retirement Plan".

     During 1999, the Committee engaged William M. Mercer, Inc. ("Mercer"), a nationally recognized consulting firm specializing in compensation and employee benefits to perform an independent review of executive officers' and directors' compensation. The objectives of the independent review were to (1) assess the competitiveness of the Company's total compensation program for executive officers and non-employee directors; (2) review the structure of the Company's annual cash incentive represented by the Performance Achievement Award Program ("Award Program") as it relates to competitive practice and assess the effectiveness of the Award Program; and (3) review performance based compensation practices among peer banks and develop preliminary features for a new stock option program. The consultant compared base salary, annual incentive and long term compensation for each executive officer to a Mid-Atlantic peer group of banking institutions having similar characteristics as the Company. The final report of Mercer indicated that (1) base salaries approximated peer median levels with the exception of the CEO where base salary was below the peer median; (2) annual cash incentives as a percent of base salary were competitive; and (3) long-term stock-based incentives fell between the peer median and seventy-fifth percentile. The Company updated the Mercer report in 2000 to reflect the currently available compensation levels for the same peer group.

     Base Salaries. Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions (as represented by the Mid-Atlantic peer group developed by Mercer) and to correlate with each executive's level of responsibility. The Compensation Committee's base salary determinations are generally aimed at reflecting the overall performance of the Company, the performance of the individual executive officer, as well as their responsibilities and experience and the Committee's view of competitive marketplace conditions as reflected in the report of Mercer.

     Annual Incentive. Under the Performance Achievement Award Program (the "Award Program"), a significant portion of each executive officer's annual cash compensation is contingent on the performance of the Company, the Bank and the individual. The Award Program compares actual performance against targets which are approved by the Compensation Committee at the beginning of each year. The targets are weighted between individual objectives (which may be subjective in nature) and the Company's success in achieving its financial goals. The weighting of the performance and individual goals depends on the position of the executive. This program is discussed further below under " Chief Executive Officer."

     Long Term Incentive Compensation. Executive officers receive stock awards and options under the Incentive Plan. Stock options granted to Executive Officers other than Robert M. Pardes under the Incentive Plan vest over a five year period at a rate of 20% each year commencing one year from the date of grant. Mr. Pardes received non-statutory options to purchase 24,000 shares of common stock at the exercise price of $19.31 which was the fair market value on the date of the grant (August 18, 2000). The stock options granted to Mr. Pardes vest over a three year period commencing on August 18, 2001. Except for Mr. Pardes, stock awards granted to executive officers under the Incentive Plan also vest at a rate of 20% per year. Mr. Pardes received an award of 3,000 shares of common stock on August 18, 2000. Mr. Pardes stock awards vest over a three year period at a rate of 1,000 shares per year commencing on February 4, 2001. Fifty percent of each remaining installment for all officers will only vest if certain performance criteria established annually by the Compensation Committee under the Incentive Plan is satisfied. For the vesting period ended February 4, 2001, the performance criteria established by the Compensation Committee required that the Company's adjusted diluted earnings per share for fiscal 2000 increase by at least 15% over the adjusted diluted earnings per share achieved by the Company for fiscal 1999. For the year ended December 31, 2000 the Company attained the required earnings per share growth specified by the Compensation Committee and, therefore, all eligible shares vested on February 4, 2001. The performance criteria established by the Compensation Committee for all shares due to vest in year 2002 requires that the Company's adjusted diluted earnings per share for fiscal 2001 must increase by at least 15% over the diluted earnings per share achieved by the Company for fiscal 2000. Diluted earnings per share for 2001 will be adjusted upwards or downwards to exclude the year over year difference in the expense relating to the Fair Market Value of ESOP shares. Additionally, diluted earnings per share for 2001 will be adjusted to exclude significant non-recurring income or expense items as determined by the Compensation Committee. Failure to achieve this performance criteria will result in 50% of the year 2002 annual installment not vesting. Other than Mr. Pardes, there were no specific grants and awards for executive officers in the last three years. The Committee believes that stock ownership by executive officers is a significant incentive in building shareholder value and aligning the interests of executives with those of shareholders. Stock options and stock awards under the Incentive Plan were allocated by the Committee based upon regulatory practices and policies, the practices of other newly-public financial institutions as verified by external surveys and each executive officer s level of responsibility and contributions to the Company and the Bank. The Committee takes into account the outstanding stock incentives when determining overall compensation.

     Chief Executive Officer. The Chief Executive Officer was evaluated for the successful level of the Company's and the Bank's operational and administrative changes during 2000, taking into account both subjective performance criteria and certain objective performance measures. In 1999, Mr. Garbarino's base salary was observed to be below the median level as compared to the base salary of CEOs at other institutions in the peer group prepared by William M. Mercer Inc. Therefore, Mr. Garbarino's salary for 2000 was increased to $395,000. Performance measures evaluated by the Committee in determining the compensation of the CEO included the adoption and execution of capital management strategies; the successful execution of the Company s Business Plan; and the continued operation of the Bank in a safe and sound manner.

     Consistent with the Company's policy of linking compensation and performance, Mr. Garbarino also participated in the annual Award Program. Awards made to Mr. Garbarino under the Award Program in 2000 were based upon achievement of a targeted annual return on average equity, and were supplemented by the achievement of certain individual goals determined by the Committee at the beginning of the year. These goals are structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above the target level and tied to a maximum award opportunity. Mr. Garbarino's award is weighted so that 75% of the award is determined by the Company-wide performance goals and 25% of the award is determined by individual goals. The total award earned by Mr. Garbarino for fiscal year 2000 of $151,729 represented 110% of his targeted award amount based upon both actual Company performance measured against the goals established at the start of the year, as well as the Committee's evaluation of Mr. Garbarino's individual goal attainment.

     The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

                          The Compensation Committee

                          Thomas F. Curtin, Chairman
                    Diane F. Rhine  Frederick E. Schlosser

     Stock Performance Graph. The following graph shows a comparison of total stockholder return on the Company's Common Stock with the cumulative total return of companies on The Nasdaq Stock Market (U.S.) Index and the SNL Thrift Index for the period beginning on July 3, 1996, the day the Company's Common Stock began trading, through December 31, 2000.


                        Cumulative Monthly Return Among

                    OceanFirst Financial Corp. Common Stock
                  All Nasdaq U.S. Stocks and SNL Thrift Index

                                    [GRAPH]

                            7/02/96  12/31/96  12/31/97  12/31/98  12/31/99   12/31/00
                            -------  --------  --------  --------  --------   --------
OceanFirst Financial Corp.  100.00    127.50    189.50    173.68    187.11     276.66
All Nasdaq US Stocks        100.00    108.68    133.11    187.71    348.84     209.89
SNL Thrift Index            100.00    123.50    210.15    184.83    150.98     241.09

Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the annual interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
D.   The index level for all series was set to $100.00 on 7/3/96.

     Summary Compensation Table. The following table shows, for the years ended December 31, 2000, 1999 and 1998, the cash compensation paid, as well as certain other compensation paid or accrued for that year to the Chief Executive Officer of the Company and the Bank and three other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in fiscal year 2000 ("Named Executive Officers"). No other executive officer of the Company or the Bank earned and/or received salary and bonus in excess of $100,000 in fiscal year 2000.

                                                            Annual Compensation (1)
                                                       ------------------------------
                                                                                                All Other
           Name and Principal                             Salary              Bonus            Compensation
                Positions                  Year           ($) (1)            ($) (2)             ($) (3)
----------------------------------------- ------        -----------          --------         --------------
John R. Garbarino (4)                     2000           $395,000            $151,729            $168,373
    President and Chief Executive Officer 1999            357,000             171,806             113,051
    of the Company and the Bank.......... 1998            340,000             116,769             121,336

Michael J. Fitzpatrick (4)                2000           $167,000            $ 61,486            $ 73,047
    Executive Vice President and Chief    1999            158,000              69,843              51,830
    Financial Officer of the Company and  1998            151,000              49,425              55,968
    the Bank.............................

Karl E. Reinheimer (4)                    2000           $153,000            $ 43,742            $ 68,124
    Executive Vice President and Chief    1999            150,000              44,067              50,978
    Operating Officer of the Bank........ 1998            145,000              28,619              54,965


John K. Kelly (4)                         2000           $139,000            $ 28,820            $ 62,332
    Senior Vice President and Corporate   1999            131,000              52,269              43,337
    Secretary of the Company and Senior   1998            126,000              20,740              47,654
    Vice President and General Counsel
    of the Bank..........................

------------------------------
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officer pursuant to the Bank's 401(k) Plan and Deferred Compensation Plan.
(2) This amount consists of bonuses paid pursuant to the Bank's Award Program, which awards are based on the attainment of certain predetermined annual performance goals. See "Compensation Committee Report on Executive Compensation."
(3)  Includes (a) $69,159, $67,797, $62,196 and $56,422, representing the value of shares allocated for 2000 under the ESOP, as of December 31, 2000, for the benefit of Messrs. Garbarino, Fitzpatrick, Reinheimer and Kelly, respectively; (b) $86,438 for Mr. Garbarino representing the contribution made under the Supplemental Executive Retirement Plan for the excess amount due under the ESOP for the fiscal year ended December 31, 2000; and (c) excludes other amounts contributed under the Supplemental Executive Retirement Plan for Messrs. Garbarino, Fitzpatrick, Reinheimer and Kelly.
(4) As of December 31, 2000, Messrs. Garbarino, Fitzpatrick, Reinheimer and Kelly had 67,104, 21,473, 8,056 and 13,424 of unvested restricted stock awards that were granted in 1997. The value of these unvested awards as of December 31, 2000 was $1,652,436, $528,773, $198,379 and $330,566,
     respectively.

     Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. Garbarino and Fitzpatrick (individually, the "Executive"). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino and Fitzpatrick.

     The employment agreements provide for a three-year term for both Executives. The Bank employment agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

     The agreements provide for termination, at any time, by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (1) failure to re-elect the Executive to his current offices; (2) a material change in the Executive's functions, duties or responsibilities; (3) a relocation of the Executive's principal place of employment by more than 25 miles; (4) liquidation or dissolution of the Bank or the Company; or (5) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive's subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the employment agreement.

     Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of:
(1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years' compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

     Payments to the Executive under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

     Change in Control Agreements. For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreements ("CIC Agreement") with Messrs. Reinheimer and Kelly, (individually, the "Executive"). Each CIC Agreement provides for a two- term. Commencing on the date of the execution of the Company's CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company's CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), the Executive would be entitled to a severance payment equal to two (2) times the Executive's average annual compensation as defined in the CIC Agreement, for the five years preceding termination. The Bank's CIC Agreement is similar to that of the Company. The Bank CIC Agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the CIC Agreement for an additional year so that the remaining term shall be two years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. However, any payments to the Executive under the Bank's CIC Agreement, would be subtracted from any amount due simultaneously under the Company's CIC Agreement. The Company and the Bank would also continue and pay for the Executive's life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank's CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

     Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

     Incentive Plan. The Incentive Plan provides discretionary awards and stock options to officers and key employees as determined by the Compensation Committee. No discretionary awards of stock or stock options were made to the Named Executive Officers pursuant to the Incentive Plan during fiscal 2000.

     The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options and the values of such options held by the Named Executive Officers as of December 31, 2000.

                       Fiscal Year-End Option/SAR Values

                                                              Value of
                           Number of Securities             Unexercised
                          Underlying Unexercised            In-the-Money
                             Options/SARs at               Option/SARs at
                            Fiscal Year End(#)           Fiscal Year End($)
                       ---------------------------- ----------------------------
Named Executive        Exercisable/Unexercisable(1) Exercisable/Unexercisable(2)
Officers
---------------------- ---------------------------- ----------------------------

John R. Garbarino            241,577/161,051           $2,467,709/$1,645,136

Michael J. Fitzpatrick        90,592/60,394              $925,397/$616,925

Karl E. Reinheimer            90,592/60,394              $925,397/$616,925

John K. Kelly                 30,197/20,131              $308,462/$205,638

----------------------
(1)  The options in this table have an exercise price of $14.41.
(2) Based on the market value of the underlying Common Stock, $ 24.625, at December 31, 2000, minus the exercise price.

     Supplemental Executive Retirement Plan. The Bank maintains a non-qualified Supplemental Executive Retirement Plan ("SERP") to provide executive officers with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from the Bank's 401(k) Retirement Plan plus the benefits which would have been provided from the Bank's Retirement (Pension) Plan which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.

     The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust's assets are taxable to the participants. The amounts contributed in 2000 under the SERP (exclusive of the ESOP benefits) for Messrs. Garbarino, Fitzpatrick, Reinheimer and Kelly were $141,569, $24,797, $20,267 and $17,193, respectively.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires OceanFirst's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company's executive officers and directors has complied with applicable reporting requirements for transactions in OceanFirst Common Stock during the fiscal year ended December 31, 2000; however, the OceanFirst Foundation and the OceanFirst Bank ESOP each filed Form 3s more than ten days following the date each entity became a 10% stockholder.

Transactions With Certain Related Persons

     All loans made by the Bank to its directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank offers loans to executive officers on terms not available to the public but available to all other full- time employees, as permitted under federal regulations. Under the Bank's existing policy, any loan to an executive officer or director, must be approved, in advance, by a majority of the disinterested members of the Board of Directors.

                   PROPOSAL 2. RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 2000 were KPMG LLP. The Company's Board of Directors has reappointed KPMG LLP to continue as independent auditors for the Bank and the Company for the year ending December 31, 2001, subject to ratification of such appointment by the shareholders.

     Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

Audit Fees

     The aggregate fees OceanFirst paid to KPMG for the annual audit and for the review of OceanFirst's Forms 10-Q for the fiscal year 2000 totaled $140,000.

All Other Fees

     The aggregate fees OceanFirst paid to KPMG for all other non-audit services including fees for tax-related services, during fiscal year 2000 totaled $51,450. The Audit Committee believes that the non-audit fees paid to KPMG are compatible with maintaining KPMG's independence.

     Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of KPMG LLP as the independent auditors of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than November 16, 2001. Any such proposal will be subject to 17 C.F.R. (S) 240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at a Special or Annual Meeting

     The Bylaws of the Company set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at a special meeting. The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an annual meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days' prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company publicly disclosed to shareholders the date of the annual meeting. The advance notice by shareholders must include the shareholder's name and address, as they appear on the Company's record of shareholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such shareholder and any material interest of such shareholder in the proposed business. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters Which May Properly Come Before the Meeting

     The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

     A COPY OF THE FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS OF RECORD UPON WRITTEN REQUEST TO SALLY DENNIS, OCEANFIRST FINANCIAL CORP., 975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08754-2009.

                                             By Order of the Board of Directors

                                             /s/ John K. Kelly
                                             John K. Kelly
                                             Corporate Secretary

Toms River, New Jersey
March 16, 2001

           YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN
             PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
             MEETING, YOU ARE REQUESTED TO SIGN, DATE AND PROMPTLY
              RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

                                                                      Appendix A

                          OceanFirst Financial Corp.
                                      and
                                OceanFirst Bank

                     CHARTER OF THE JOINT AUDIT COMMITTEE
                                    OF THE
                              BOARD OF DIRECTORS


I.   Audit Committee Purpose

     The Audit Committee and its designated Chairman shall be appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     . Monitor the integrity of the Company's financial reporting process and systems of internal controls.

     . Monitor the independence and performance of the Company's independent auditors, Internal Audit and Loan Review Departments.

     . Facilitate communication among the independent auditors, management, the Internal Audit and Loan Review Departments.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors, as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     Audit Committee members shall meet the requirements of the NASD/AMEX. The OceanFirst Audit Committee shall be comprised of three directors, each of whom shall be independent, nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee will meet privately in executive session at least annually with management, the Internal Audit and Loan Review Officers, and the independent auditors to discuss any matters that either the Committee or these groups believe should be discussed. In addition, each quarter the Committee, generally through the Chair, will discuss with management and the independent auditors their review of the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Specific Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

     1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter to the Board of Directors for approval and have the document published at least every three years in accordance with Security and Exchange Commission (SEC) regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution, including discussion with management and the independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with management, the independent auditors, and the internal auditor, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Internal Audit Department together with management's responses.

     4. The Committee will ensure that the auditors review the Company's quarterly financial results before the Company files a Form 10-Q. The Chairman of the Audit Committee shall review with management and, as necessary, the independent auditors the Company's quarterly financial results prior to the filing or distribution of the Company's quarterly financial statements. The review will include a discussion of any significant changes to the Company's accounting principles and standards, laws and regulations, and any concerns the auditors may have with managements' accounting methods, estimates and/or financial statement disclosure.

     5. The Audit Committee is responsible for reviewing the quarterly filing of the Thrift Financial Report (TFR) prior to submission to the Office of Thrift Supervision (OTS). The Committee must attest to the correctness of the TFR and that, to the best of their knowledge and belief, it has been prepared in conformance with OTS instructions and is true and correct.

     Independent Auditors
     --------------------

     6. The Audit Committee shall review the independence and performance of the independent auditors and annually recommend to the Board of Directors either their appointment or discharge when circumstances warrant.

     7. Approve the annual fees and other significant compensation to be paid to the independent auditors.

     8. On an annual basis, the Committee will review and discuss with the independent auditors their report of any significant relationships they have with the Company that could impair the auditors' independence.

     9. Review the independent auditors audit plan - discuss scope, staffing, level of reliance upon management and the Internal Audit Department, and the general audit approach.

     10. Prior to filing the Annual Report on Form 10-K, the Committee Chairman shall discuss the results of the audit with the independent auditors. Further, discussion of matters required to be communicated to audit committees in accordance with accounting principles and auditing standards, including Statement of Auditing Standards No. 61, laws and regulations shall be conducted at the next scheduled Committee meeting.

     11. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     Internal Audit and Loan Review Departments
     ------------------------------------------

     12. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Internal Audit and Loan Review Departments at least annually.

     13. Review the appointment, performance, and, if necessary, replacement of the Internal Audit and Loan Review Officers.

     14. Review significant reports prepared by the Internal Audit and Loan Review Departments together with managements' response and follow-up to these reports.

     Other Audit Committee Responsibilities
     --------------------------------------

     15. The Committee shall annually provide a written report of its activities and findings, a copy of which shall be included within the Proxy Statement for the annual meeting. The report shall appear over the names of the Audit Committee. Such report shall be furnished to and approved by the full Board of Directors prior to its inclusion in the Proxy Statement. The report will state whether the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters to be discussed by Statement of Auditing Standards No. 61;
          (iii) has received the written disclosures and the letter from the independent auditors regarding the independence required by Independence Standards Board Standard No. 1; (iv) has discussed with the auditors their independence; and (iv) based on the review and discussion of the audited financial statements with management and the independent auditors, has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     16. Maintain minutes of all Committee meetings and report to the Board of Directors at the next scheduled Board meeting on significant results of the foregoing activities.

     17. Periodically perform a self-assessment of Audit Committee performance. Review, discuss and assess its performance, as well as the Committee's role and responsibilities, seeking input from senior management, the full Board and others as needed, through the use of a self-assessment form, which shall then be evaluated by the respective Chairmen of both the Audit Committee and the Board.

     18. Annually review policies and procedures, as well as audit results associated with directors' and officers' expense accounts and perquisites.

     19. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

                                REVOCABLE PROXY
                          OCEANFIRST FINANCIAL CORP.

                        ANNUAL MEETING OF STOCKHOLDERS

                                April 19, 2001
                                  10:00 a.m.
                          --------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints the Proxy Committee of the Board of OceanFirst Financial Corp. (the "Company"), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the Crystal Point Yacht Club, 3900 River Road at the Intersection of State Highway 70, Point Pleasant, New Jersey on April 19, 2001, at 10:00 a.m. and at any and all adjournments thereof.

        This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1, and "FOR" Proposal 2. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

                  (Continued and to be signed on other side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                          OCEANFIRST FINANCIAL CORP.

                                April 19, 2001



                Please Detach and Mail in the Envelope Provided

A [X]  Please mark your
       votes as in this
       example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER PROPOSAL 1, AND "FOR" PROPOSAL 2, THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

1. Election of Directors (except as marked to the contrary below)

        FOR all Nominees        VOTE WITHHELD

              [_]                    [_]

   Nominees:
        Donald E. McLaughlin
        James T. Snyder
        John E. Walsh

   INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the space provided.

   _____________________________________________________________________________

2. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2001.

                    FOR             AGAINST         ABSTAIN

                    [_]               [_]             [_]

        The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 16, 2001.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                                                   Yes       No
                                   I plan to attend the Meeting.   [_]       [_]


Signature(s) ________________________________________________ Dated ____________

NOTE: Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.